POWER OF ATTORNEY


	KNOW ALL MEN BY THESE PRESENTS, that Susan Gayle
Peterson whose signature appears below constitutes and appoints Doria L. Koros and Jill E. York, or either of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any report filed pursuant to Section 16 of the Securities
Exchange Act of 1934, as amended, including any Form 3, Form 4 or Form 5 and all amendments to any such documents, if any, and to file the same, with any exhibits thereto, with the Securities and Exchange
Commission (or other appropriate governmental authority for such purpose), granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all said attorneys-in-fact and agents or their substitutes or substitute may lawfully do or cause to be done by virtue hereof.


/s/ Susan Gayle Peterson
Susan Gayle Peterson